Exhibit 21


                 LIST OF HECLA MINING COMPANY SUBSIDIARIES

                             LIST OF SUBSIDIARIES
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Coca Mines, Inc., a Colorado corporation
Compania Minera Hecla Chile Limitada, partnership
Creede Resources, Inc., a Colorado corporation
Hecla Ventures Corp., a Nevada corporation
Equinox Resources (Canada), Inc., an Ontario, Canada corporation
Hecla International Mining, Inc., a Delaware corporation
Hecla Mining Company of Canada, Ltd., a Federal Canadian corporation
Hecla Resources Investments, Ltd., a Delaware corporation
Industrias Hecla, S.A. de C.V., a Mexican corporation
Minera Hecla del Peru S.A., a Peruvian corporation
Minera Hecla, S.A. de C.V., a Mexican corporation
Minera Hecla Venezolana, C.A., a Venezuelan corporation
MWCA, Inc., an Idaho corporation
Nevada Mine Properties, Inc., a Nevada corporation
Golden Financial Corporation, an Idaho corporation
Hecla Bermuda Ltd., a Bermuda corporation
Servicios Hecla, S.A. de C.V., a Mexican corporation
El Callao Gold Mining Company, a Delaware corporation
El Callao Gold Mining Company de Venezuela, S.C., a Venezuelan corporation Calumet Mining Company, a Delaware corporation
Atlantic Financial Ventures Corp., a British Virgin Island corporation Inversiones Samar, C.A., a Venezuelan corporation
Futuro Dorado, a Venezuelan company
Drake-Bering Holdings B.V., a Netherlands corporation
2056672 Ontario Limited, an Ontario, Canada corporation

Partially Owned
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Greens Creek Joint Venture (29.7% interest)
The Rosebud Mining Company, L.L.C., a Delaware limited liability company (50% interest)